UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2019

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 60 Wall Street 16th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On January 23, 2019, Mesabi Trust reconvened its Special Meeting (the “Special Meeting”) of the Trust Certificate Holders of Mesabi Trust (the “Unitholders”) in Minneapolis, Minnesota, and submitted the remaining two of four proposals to the vote of Unitholders. The two proposals included Proposal 1 to appoint Robin M. Radke as a trustee of Mesabi Trust (to succeed Richard G. Lareau, who is retiring), and Proposal 2 to approve an amendment to the Agreement of Trust which would increase the minimum annual compensation payable to the individual trustees and the corporate trustee, which are described in detail in Mesabi Trust’s definitive proxy statement filed with the Securities and Exchange Commission on November 9, 2018.

As of November 9, 2018, the record date, approximately 13,120,010 units of beneficial interest of Mesabi Trust were outstanding. At the reconvened Special Meeting on January 23, 2019, a total of 8,797,177 units of beneficial interest of Mesabi Trust, representing approximately 67.05% of total units outstanding and eligible to vote and constituting a quorum, were present in person or by valid proxies at the reconvened Special Meeting.

A summary of the matters voted upon by Unitholders at the January 23, 2019 reconvened Special Meeting is set forth below.

Proposal 1:  At the Special Meeting, Unitholders voted to approve the appointment of Robin M. Radke as a trustee to succeed Richard G. Lareau, who is retiring.  The following votes were taken in connection with this Proposal 1, as certified by the inspector of election:

Nominee	For	Withhold	Broker Non-Vote
Robin M. Radke	6,896,828	1,900,349	0

The 6,896,828 units that were voted FOR the appointment of Ms. Radke reflected approval by 52.56% of all outstanding units of beneficial interest in Mesabi Trust, satisfying the required vote. This result also reflects that Ms. Radke’s appointment to serve as trustee of Mesabi Trust  was approved by 78.39% of all votes that were cast by Unitholders on this proposal.

Accordingly, Proposal 1 was approved.

Proposal 2: At the Special Meeting, the proposal to approve an amendment to the Agreement of Trust, which would increase the annual minimum compensation payable to each individual trustee and the corporate trustee, was NOT approved by Unitholders. The following votes were taken in connection with this Proposal 2, as certified by the inspector of election:

For	Against	Abstain	Broker Non-Vote
5,005,273	3,429,012	362,892	0

The 5,005,273 units that were voted FOR the approval of an amendment to the Agreement of Trust to increase the annual minimum compensation payable to each individual trustee and the corporate trustee reflected approval by 38.14% of all outstanding units of beneficial interest in Mesabi Trust, which did not satisfy the required vote. This also reflects approval by 56.89% of all units that were cast by Mesabi Trust Certificate Holders on this proposal.

Accordingly, Proposal 2 was not approved.

As previously reported in its Current Report on Form 8-K dated December 21, 2018 and Press release dated December 21, 2018, Proposals 3 and 4 (as described in Mesabi Trust’s definitive proxy statement filed with the SEC on November 9, 2018) had been approved previously at the initial Special Meeting date on December 20, 2018. Adjournment of the Special Meeting to January 23, 2019 at the Minneapolis location described above was noticed to all Trust Certificate Holders on December 21, 2018.

Item 7.01 Regulation FD.

The Trustees of Mesabi Trust issued a press release on January 24, 2019 announcing that Robin M. Radke was duly appointed and approved by the unitholders of Mesabi Trust as a successor trustee to the Richard G. Lareau, who announced his retirement.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Mesabi Trust dated January 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas
Corporate Trustee of Mesabi Trust

Dated:  January 24, 2019